SECOND AMENDMENT TO CREDIT AGREEMENT AND LOAN DOCUMENTS

THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND LOAN DOCUMENTS ("Amendment") is executed as of August 18, 2017, but made effective as of July 31, 2017, by and between the financial institutions signatory hereto (individually a “Lender,” and collectively the “Lenders”), CITIZENS BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders (in such capacity, the “Agent”), UNIQUE FABRICATING NA, INC., a Delaware corporation ("US Borrower") and UNIQUE-INTASCO CANADA, INC., a corporation organized under the laws of the province of British Columbia ("CA Borrower", called together with US Borrower, the "Borrowers" and each of them referred to herein as a "Borrower").

RECITALS

WHEREAS, Borrowers, Agent and the Lenders are party to a Credit Agreement dated April 29, 2016, as amended by a certain First Amendment to Credit Agreement and Loan Documents dated October 28, 2016 (as further amended from time to time, the "Agreement") providing terms and conditions governing certain loans and other credit accommodations extended and to be extended by the Lenders and/or Agent to Borrowers, together with various other documents, written agreements, certificates and instruments between Agent, Lenders, Borrowers and/or Guarantors in connection therewith (the foregoing, as amended or modified from time to time, are collectively referred to herein as the "Loan Documents"); and

WHEREAS, Borrowers, Lenders and Agent desire to make certain amendments and modifications to the Agreement and Loan Documents.

NOW, THEREFORE, IT IS HEREBY AGREED by Borrowers, Agent and Lenders, that the Agreement is hereby amended as follows:

1.Defined Terms. In this Amendment, capitalized terms used without separate definition shall have the meanings given them in the Agreement.
2.Amendments to Agreement.
(a)Definitions. The following definitions are hereby amended and restated in their entirety under, or added to, Section 1.1 of the Agreement, as applicable, to read as follows:
"Amortizing Loan" shall mean the CA Term loan, the Domestic Term Loans, and any Incremental Term Loan, or any one or more of them as the context indicates.
"Bank Product Obligations" means all fees, expenses and obligations of Borrowers or any other Credit Party to a Lender in respect of returned items and overdrafts and/or other obligations in connection with any treasury and cash management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, depository and other cash management services and other services relating to demand deposit accounts), commercial credit card, purchase card and merchant card services, provided by such Lender.
"Borrowing Base" shall mean an amount equal to the sum of:

(a)    85% of Eligible Accounts, plus

(b)    the lesser of 75% of Eligible Mexican Accounts, denominated in U.S. dollars, and $4,000,000.00, plus

(c)    the lesser of 50% of Eligible Inventory and $8,000,000.00, plus

(d)    the lesser of the CA Borrowing Base or the principal balance outstanding on the CA Intercompany Note;

provided that (x) the Borrowing Base shall be determined on the basis of the most current Borrowing Base Certificate required or permitted to be submitted hereunder, and (y) the amount determined as the Borrowing Base shall be subject to, without duplication, any reserves for contras/offsets, drop ship receivables, inventory-in-transit, potential offsets due to customer deposits, discount arrangements, chargebacks, disputed accounts (or potential chargebacks or disputed accounts), and such other reserves as reasonably established by the Agent from time to time, including, without limitation any reserves or other adjustments established by Agent on the basis of any subsequent collateral audits conducted hereunder.

"Consolidated EBITDA" shall mean, for any period of determination, without duplication:

(a)     Consolidated net income, plus

(b)     the sum of the following to the extent deducted in calculating Consolidated net income:
(i) Interest Expense,
(ii) tax expense (including, without limitation, any federal, state, local and foreign Income Taxes) of the US Borrower and its Subsidiaries,
(iii) depreciation and amortization expense of the US Borrower and its Subsidiaries,
(iv) Management Fees,
(v) non-cash charges, losses or expenses for incentive stock programs (excluding reserves for future cash charges),
(vi) other non-cash charges, losses or expenses in amount not to exceed Five Hundred Thousand Dollars ($500,000.00) during any twelve month period, to the extent approved by Agent, and
(vii) with respect to calculations thereof that include any of the months within US Borrower's 2017 and 2018 fiscal years, costs incurred with respect to the purchase and implementation of US Borrower's ERP system, in aggregate amount not to exceed One Million Three Hundred Thousand and 00/100 Dollars ($1,300,000.00),
plus

(c)     with respect to calculations thereof that include the date of the US Acquisition and CA Acquisition, related one-time non-cash and non-capitalized costs incurred in connection therewith (to the extent such costs are not incurred in the months incurred prior to March 31, 2016), not to exceed $800,000.00;
minus

(d)     non-cash charges previously added back to Consolidated net income in determining Consolidated EBITDA to the extent such non-cash charges have become cash charges during such period minus

(e)     any other non-recurring, non-cash gains during such period, including without limitation, (x) gains from the sale or exchange of assets and (y) gains from early extinguishment of Indebtedness or Hedging Contracts.

"Debt Service Coverage Ratio" shall mean, as of the date of any determination thereof, in each case for US Borrower and its Subsidiaries on a Consolidated basis, a ratio (a) the numerator of which is Consolidated EBITDA, minus amounts paid in cash in respect of federal, state, local and foreign income taxes with respect to such period, minus Consolidated Unfunded Capital Expenditures of the US Borrower and its Subsidiaries, minus Management Fees, all determined for the four quarter period ended as of the date of determination, and (b) the denominator of which is Consolidated Interest Expense (excluding any Interest Expense associated with intercompany indebtedness) for such period to the extent actually paid in cash plus scheduled principal payments on Total Debt; all determined on the basis of the four quarter period then ended.

"Domestic Term Loan(s)" shall mean the US Term Loan, the US Term Loan II, and any one or more of them as the context indicates.

"Guarantor" means (i) in relation to the US Borrower each of Parent, Unique South, Unique Realty, Unique-Presco, Unique Molded, Unique-Chardan, and Unique-Intasco, (ii) in relation to the CA Borrower, each of the US Borrower, Parent, Unique South, Unique Realty, Unique-Presco, Unique Molded, Unique-Chardan, and Unique-Intasco, and (iii) any other Person that now or hereafter enters into a guaranty securing either Borrower's Indebtedness to Agent and the Lenders pursuant to Section 6.14 hereof, or otherwise.

"Notes" shall mean the Revolving Notes, the CA Term Loan Notes, the US Term Loan Notes, the US Term Loan II Notes, and the Swing Line Note, or any one or more of them as the context indicates.

"Funded Capital Expenditures" means Capital Expenditures financed with Funded Debt, provided however, that for calculations thereof that include the following fiscal quarters, "Funded Capital Expenditures" shall be deemed to be:

Fiscal Quarter ended as of:	Funded Capital Expenditures
September 30, 2016	$696,000
December 31, 2016	$906,000
March 31, 2017	$1,705,000
June 30, 2017	$693,000

"Second Amendment Effective Date" shall mean the date on which the conditions to effectiveness of that certain Second Amendment to Credit Agreement and Loan Documents between the Borrowers, Lenders and Agent have been met to the satisfaction the Agent.
"Unfunded Capital Expenditures" means for any period, Capital Expenditures, minus the amount of all Funded Capital Expenditures for such period.
"Unique-Intasco" means Unique-Intasco USA, Inc., a Michigan corporation.
"US Term Loan II" shall mean the term loan to be made to the US Borrower by the Lenders pursuant to Section 3.1 hereof, in the aggregate principal amount of Four Million and 00/100 Dollars ($4,000,000.00).
"US Term Loan II Notes" shall mean the term notes made by the US Borrower to each of the Lenders in the form attached hereto as Exhibit K, as such notes may be amended or supplemented from time to time, and any other notes issued in substitution, replacement or renewal thereof from time to time.
"Yanfeng Accounts" shall mean Accounts generated by a Borrower or Domestic Subsidiary in connection with the production and/or supply of tooling pursuant to a contract with Yanfeng.
(b)    Addition of US Term Loan II.
(i)     Section 3.1 of the Agreement is hereby amended and restated in its entirety to read as follows:
"3.1    Domestic Term Loans. Subject to the terms and conditions hereof, each Lender, severally and for itself alone, agrees to lend to US Borrower (i) in a single disbursement in Dollars on the Effective Date, an amount equal to such Lender's Percentage of the US Term Loan, and (ii) in a single disbursement in Dollars on the Second Amendment Effective Date, an amount equal to such Lender's Percentage of the US Term Loan II."
(ii)    Clause (i) of Section 3.3(a) of the Agreement is hereby amended and restated in its entirety to read as follows:
"(i)     the US Borrower hereby unconditionally promises to pay to the Agent for the account of each Lender such Lender’s Percentage of the then unpaid aggregate principal amount of the US Term Loan and the US Term Loan II outstanding on the US Term Loan Maturity Date and on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement. Subject to the terms and conditions hereof, the unpaid principal Indebtedness outstanding under (A) the US Term Loan shall, from the Effective Date (until paid), bear interest at the Applicable Interest Rate, and (B) the US Term Loan II shall, from the Second Amendment Effective Date (until paid), bear interest at the Applicable Interest Rate,"
(iii)    Each reference to "the US Term Loan" in Sections 3.3(b), (c) and (d) is hereby replaced with a reference to "each Domestic Term Loan".

(iv)    Section 3.3(e) of the Agreement is hereby amended and restated in its entirety to read as follows:
"(e)    Borrowers agree that, upon written request to the Agent by any Lender, Borrowers will execute and deliver to such Lender, at Borrowers' expense, a US Term Loan Note, a US Term Loan II Note, or a CA Term Loan Note evidencing the US Term Loan, the US Term Loan II or the CA Term Loan, as applicable, owing to such Lender."
(v)    Section 3.4(c) of the Agreement is hereby re-designated as Section 3.4(d) of the Agreement and the following shall be added to the Agreement as the new Section 3.4(c):
"(c)    The US Borrower shall repay the US Term Loan II in quarterly principal installments, each in the amount of $200,000.00, to be paid on each Quarterly Payment Date commencing September 30, 2017, and continuing thereafter until the US Term Loan Maturity Date (when all remaining outstanding principal plus accrued interest thereon shall be due and payable in full)."
(vi)    Clause (i) of Section 3.5(a) of the Agreement is hereby amended and restated in its entirety to read as follows:
"(i)    whether the Amortizing Loan Advance being refunded or converted relates to the US Term Loan, the US Term Loan II or the CA Term Loan;"
(vii)    Section 3.9(d) of the Agreement is hereby amended and restated in its entirety to read as follows:
"(d)    Each mandatory prepayment under this Section 3.9 or any other mandatory or optional prepayment under this Agreement shall be in addition to any scheduled installments or optional prepayments made prior thereto. Mandatory prepayments required under this Section shall be applied first to the Domestic Term Loans (and to installments thereon in the inverse order of maturity), until the Domestic Term Loans are paid in full, and thereafter to the CA Term Loan and/or any Incremental Term Loan, in such order as Agent shall elect.
(viii)    Section 3.11 of the Agreement is hereby amended and restated in its entirety to read as follows:
"3.11.    Use of Proceeds. Proceeds of the CA Term Loan shall be used by the CA Borrower to pay (in part) purchase price and costs and expenses associated with the CA Acquisition. Proceeds of the US Term Loan shall be used by the US Borrower (i) to repay, by replacement and renewed evidence, “Term Loans” outstanding under the Prior Agreement, (ii) to pay purchase price and costs associated with the US Acquisition, and (iii) and to fund (in part) contributions to equity of the CA Borrower to be utilized by the CA Borrower to pay (in part) purchase price, costs and expenses in connection with the CA Acquisition. Proceeds of the US Term Loan II shall be applied ratably to the principal amount of all Revolving Credit Advances outstanding as of the Second Amendment Effective Date."
(c)    Hedging Agreements. Section 6.15 of the Agreement is hereby amended and restated in its entirety to read as follows:
"6.15    Hedging Agreements. Borrowers shall have entered into Hedging Agreements with one or more of the Lenders, on terms satisfactory to Agent, synthetically fixing the interest rate for a period of not less than three (3) years on not less than fifty percent (50%) of the principal amount of (i) the CA Term Loan and US Term Loan, within sixty (60) days of the Effective Date, and (ii) the US Term Loan II, within sixty (60) days of the Second Amendment Effective Date."
(d)    Limitations on Indebtedness. Clause (x) of Section 7.2 of the Agreement is hereby amended and restated in its entirety to read as follows:
"(x) other indebtedness in aggregate principal amount at any time outstanding not to exceed Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00)."
(e)    Sale of Yanfeng Accounts. Section 7.8 of the Agreement is hereby amended and restated in its entirety to read as follows:
7.8     Sale of Assets. Sell, lease or otherwise dispose of any of its assets, except (a) Inventory in the ordinary and usual course of business, (b) machinery, equipment or other personal property which, as a consequence of wear, duplication or obsolescence, is no longer used or necessary in the relevant Borrower's or Subsidiary’s business, or (c) Asset Sales involving sales or other disposals not in excess of, during any Fiscal Year, twenty five percent (25%) of Consolidated total assets of US Borrower and its Subsidiaries, determined as of the last day of the preceding Fiscal Year, (d) the sale of the Tennessee Property, provided that the net proceeds thereof are applied in accordance with Section 2.8(b) hereof, and (e) the sale of Supplier Accounts pursuant to Supplier Agreements which have been reviewed and approved by Agent, in an aggregate amount of not more than (i) with respect to Yanfeng Accounts, Three Hundred Thousand Dollars ($300,000) in any calendar month, and (ii) with respect to all Accounts (including Yanfeng Accounts) that are generated as a result of sales of inventory and/or provisions of services in the ordinary course of business, Three Million Dollars ($3,000,000) in any calendar month, provided that the proceeds of such sales are deposited in the deposit accounts of the relevant Borrower or Domestic Subsidiary with the Agent.
(f)    Events of Default. Section 8.1(a) of the Agreement is hereby amended and restated in its entirety to read as follows:
"(a)     non-payment when due of the principal or interest on the Indebtedness under the Revolving Credit, Swing Line, any Domestic Term Loan, the CA Term Loan or any Incremental Term Loan;"
(g)    Applicable Margin. Notwithstanding anything to the contrary in the Agreement, Level IV pricing shall be in effect for all Loans from the Second Amendment Effective Date until delivery by the Borrowers to the Agent of the required financial statements for the fiscal quarter ending September 30, 2017. At such time the Applicable Margin shall be recomputed in accordance with the procedure set forth in the definition of Applicable Margin.
(h)    Exhibits. Exhibits A, B and J to the Agreement and Schedule 1.2 to the Agreement, are hereby replaced with Exhibits A, B and J and Schedule 1.2 attached to this Amendment. Exhibit K attached to this Amendment is hereby added as Exhibit K to the Agreement.
3.Representations and Warranties. Each Borrower represents, warrants, and agrees that:

(a)This Amendment may be executed in as many counterparts as Agent, the Lenders and Borrowers deem convenient, and shall become effective upon delivery to Agent of (i) all executed counterparts hereto, (ii) execution and delivery of such other documents and instruments as the Agent and Lenders may require in connection herewith, including without limitation the documents listed on the checklist attached as Exhibit C hereto and the consent of the Guarantors in the form attached as Exhibit D hereto, (iii) satisfactory review by the Agent of the Supplier Agreement related to the Yanfeng Accounts, (iv) payment to the Agent for the sole account of the Agent, an arrangement fee as provided in the supplement to Agent's Fee Letter to be executed in connection with this Amendment, and (v) payment to Agent for distribution to the Lenders in accordance with their Percentages, of a closing fee in the amount of Ten Thousand and 00/100 Dollars ($10,000.00) which fee is deemed to be fully earned on the date hereof, and not refundable under any circumstance. Such date upon which the foregoing conditions have been satisfied to the Agent's satisfaction shall be referred to as the "Second Amendment Effective Date."

(b)Except as expressly modified in this Amendment, the representations, warranties, and covenants set forth in the Agreement and in each Loan Document remain true and correct, continue to be satisfied in all respects, and are legal, valid and binding obligations, with the same force and effect as if entirely restated in this Amendment.
(c)When executed, this Amendment will be a duly authorized, legal, valid, and binding obligation of each Borrower enforceable in accordance with its terms. The Agreement, as amended by this Amendment, is ratified and confirmed and shall remain in full force and effect.

(d)No Default or Event of Default has occurred under the Agreement or any other Loan Document, and no event has occurred or condition exists that is or; with the giving of notice or lapse of time or both, would be such a Default or Event of Default.

4.No Other Changes; Ratification. Except as specifically provided in this Amendment, the terms and conditions of the Agreement and Loan Documents remain unchanged and in full force and effect, and the parties hereto ratify and confirm such terms and conditions. This Amendment shall not impair the rights, remedies, and security given in and by the Loan Documents. The terms of this Amendment shall control any conflict between its terms and those of the Agreement.

5.Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

6.Other Modification. This Amendment may be altered or modified only by written instrument duly executed by Borrowers, Agent and the Lenders. In executing this Amendment, Borrowers are not relying on any promise or commitment of Agent or the Lenders that is not in writing signed by Agent and the Lenders.

7.Governing Law. The parties agree that the terms and provisions of this Amendment shall be governed by and construed in accordance with the internal laws of the State of Michigan, without regard to principles of conflicts of law.

8.No Defenses. Borrowers acknowledge, confirm, and warrant to Agent and the Lenders that as of the date hereof Borrowers have absolutely no defenses, claims, rights of set-off, or counterclaims against Agent and/or the Lenders under, arising out of, or in connection with this Amendment, the Agreement, the Loan Documents and/or the Indebtedness.

9.Expenses. Borrowers shall promptly pay all out-of-pocket fees, costs, charges, expenses, and disbursements of Agent and Lenders incurred in connection with the preparation, execution, and delivery of this Amendment, and the other documents contemplated by this Amendment.

10.WAIVER OF JURY TRIAL. THE LENDERS, THE AGENT AND THE BORROWERS KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AMENDMENT, THE AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTION OF ANY OF THEM. NEITHER THE LENDERS, THE AGENT NOR THE BORROWERS SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE LENDERS AND THE AGENT OR THE BORROWERS EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

[Signatures on following page]

This Amendment is executed and delivered as of the date first entered above, but effective as of the Second Amendment Effective Date.

BORROWERS:

UNIQUE FABRICATING NA, INC.,
as US Borrower

By:
Thomas Tekiele
Its:    Chief Financial Officer

UNIQUE-INTASCO CANADA, INC.,
as CA Borrower

By:
Thomas Tekiele
Its:    Secretary

CITIZENS BANK, NATIONAL ASSOCIATION,
as Agent and Lender

By:
Michael Farley
Its:    Senior Vice President

FLAGSTAR BANK, FSB,
as Lender

By:
Dan Zinser
Its:    Vice President

FIFTH THIRD BANK,
as Lender

By:
Margaret Sigler
Its:    Vice President

EXHIBIT A
FORM OF ASSIGNMENT AGREEMENT
Date:

To:    Unique Fabricating NA, Inc. and Unique-Intasco Canada, Inc.

and

Citizens Bank, National Association (“Agent”)

Re:
Credit Agreement made as of the 29th day of April, 2016 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), by and among the financial institutions from time to time signatory thereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”), Citizens Bank, National Association, as Agent for the Lenders (in such capacity, the “Agent”), Unique Fabricating NA, Inc. (“US Borrower") and Unique-Intasco Canada, Inc. (“CA Borrower,” called together with US Borrower, "Borrowers").

Ladies and Gentlemen:

Reference is made to Section 12.8 of the Credit Agreement. Unless otherwise defined herein or the context otherwise requires, all initially capitalized terms used herein without definition shall have the meanings specified in the Credit Agreement.
This Agreement constitutes notice to each of you of the proposed assignment and delegation by [insert name of assignor] (the “Assignor”) to [insert name of assignee] (the “Assignee”), and, subject to the terms and conditions of the Credit Agreement, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, effective on the “Effective Date” (as hereafter defined) that undivided interest in each of Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents in the amounts as set forth on the attached Schedule 1, such that, after giving effect to the foregoing assignment and assumption, and the concurrent assignment by Assignor to Assignee on the date hereof, the Assignee’s interest in the Revolving Credit (and participations in any outstanding Letters of Credit and Swing Line Advances), US Term Loan, US Term Loan II, and CA Term Loan shall be as set forth in the attached Schedule 2 with respect to the Assignee.
The Assignor hereby instructs the Agent to make all payments from and including the Effective Date hereof in respect of the interest assigned hereby, directly to the Assignee. The Assignor and the Assignee agree that all interest and fees accrued up to, but not including, the Effective Date of the assignment and delegation being made hereby are the property of the Assignor, and not the Assignee. The Assignee agrees that, upon receipt of any such interest or fees accrued up to the Effective Date, the Assignee will promptly remit the same to the Assignor.
The Assignee hereby confirms that it has received a copy of the Credit Agreement and the exhibits and schedules referred to therein, and all other Loan Documents which it considers necessary, together with copies of the other documents which were required to be delivered under the Credit Agreement as a condition to the making of the loans thereunder. The Assignee acknowledges and agrees that it: (a) has made and will continue to make such inquiries and has taken and will take such care on its own behalf as would have been the case had its Percentage been granted and its loans been made directly by such Assignee to the Borrowers without the intervention of the Agent, the Assignor or any other Lender; and (b) has made and will continue to make, independently and without reliance upon the Agent,

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the Assignor or any other Lender, and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement. The Assignee further acknowledges and agrees that neither the Agent, nor the Assignor has made any representations or warranties about the creditworthiness of the Borrowers or any other party to the Credit Agreement or any other of the Loan Documents, or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement, or any other of the Loan Documents. This assignment shall be made without recourse to or warranty by the Assignor, except as set forth herein.
Assignee represents and warrants that it is a Person to which assignments are permitted pursuant to Section 12.8 of the Credit Agreement.
Except as otherwise provided in the Credit Agreement, effective as of the Effective Date:

(a)
the Assignee: (i) shall be deemed automatically to have become a party to the Credit Agreement and the other Loan Documents, to have assumed all of the Assignor’s obligations thereunder to the extent of the Assignee’s percentage referred to in the second paragraph of this Assignment Agreement, and to have all the rights and obligations of a party to the Credit Agreement and the other Loan Documents, as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents as if it were an original signatory thereto; and

(b)	the Assignor’s obligations under the Credit Agreement and the other Loan Documents shall be reduced by the Percentage referred to in the second paragraph of this Assignment Agreement.
As used herein, the term “Effective Date” means the date on which all of the following have occurred or have been completed, as reasonably determined by the Agent:

(1)	the delivery to the Agent of an original of this Assignment Agreement executed by the Assignor and the Assignee;

(2)	the payment to the Agent, of all accrued fees, expenses and other items for which reimbursement is then owing under the Credit Agreement;

(3)	the payment to the Agent of the processing fee referred to in Section 12.8(d)(iii) of the Credit Agreement; and

(4)	all other restrictions and items noted in Section 12.8 of the Credit Agreement have been completed.
The Agent shall notify the Assignor and the Assignee, along with Borrower, of the Effective Date.
The Assignee hereby advises each of you of the following administrative details with respect to the assigned loans:
(A)    Address for Notices:
Institution Name:
Address:

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Attention:
Telephone:
Facsimile:
(B)    Payment Instructions:
(C)    Proposed effective date of assignment.
The Assignee has delivered to the Agent (or is delivering to the Agent concurrently herewith) the tax forms referred to in Section 12.12 of the Credit Agreement to the extent required thereunder, and other forms reasonably requested by the Agent. The Assignor has delivered to the Agent (or shall promptly deliver to Agent following the execution hereof), the original of each Note held by the Assignor under the Credit Agreement.
The laws of the State of Michigan shall govern the validity, interpretation and enforcement of this Agreement.
* * *
Signatures Follow on Succeeding Pages

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Please evidence your consent to and acceptance of the proposed assignment and delegation set forth herein by signing and returning counterparts hereof to the Assignor and the Assignee.
[ASSIGNOR]

By:

Its:

[ASSIGNEE]

By:

Its:

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ASSIGNMENT AGREEMENT ACCEPTED AND CONSENTED TO
this day of , 20__ BY:

CITIZENS BANK, NATIONAL ASSOCIATION, as Agent

By:

Its:

UNIQUE FABRICATING NA, INC.

and

[__________________________________]*

By:

Its:

[*Borrowers consent will be required except as specified in Section 12.8 of the Credit Agreement.]

[This form of Assignment Agreement (including footnotes) is subject in all respects to the terms and conditions of the Credit Agreement which shall govern in the event of any inconsistencies or omissions.]J-2

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EXHIBIT B

FORM OF BORROWING BASE CERTIFICATE

Unique Fabricating NA, Inc.
Consolidated
Borrowing Base Certificate as of:

US A/R		Mexico A/R
A/R Current		A/R Current
A/R 31/60 days		A/R 31/60 days
A/R 61-90 days		A/R 61-90 days
A/R 90-120 days		A/R 90-120 days
Total US A/R	$0	Total Mex A/R	$0
Foreign		Foreign
Contra		Contra
Tooling		Tooling
Other inelilgibles		Other inelilgibles
Eligible US A/R		Eligible Mex A/R
Advance Rate	85%	Advance Rate	75%
US A/R availability	$0	Mexico A/R availability	$0

RM Inventory		FG Inventory
Outside Processors		Hold/Reject
Obsolete		SG&A in Burden
Net Lendable RM Inventory	$0	Consigned
Advance Rate	50%	LCM
RM Inventory Availability	$0	No Open PO
		Net Lendable RM Inventory	$0
		Advance Rate	50%
		FG Inventory Availability	$0

RM Inventory Availability	$0
FG Inventory Availability	$0
Total RM & FG Inventory	$0

Inventory CAP	$8,000,000

US A/R availability	$0
Mexican A/R Availability-$4MM Cap	$0
RM & FG Inventory - $8MM CAP	$0
Total available collateral	$0

LOC Outstanding	$0

BB excess/(deficiency)	$0

The officer of the undersigned represents and warrants to Bank that the information contained in this Certifcate is true and correct in all material respects and represents fairly and accurately the financial condition of the undersigned.

Unique Fabricating NA, Inc.

1

Date:

Thomas Tekiele, CFO

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EXHIBIT C

CLOSING CHECKLIST

1. Secretary's Certificate and Resolutions - Unique Fabricating NA, Inc. ("US Borrower")
a. Certificates of Good Standing (MI, DE)
2. Secretary's Certificate and Resolutions - Unique-Intasco Canada, Inc. ("CA Borrower")
a. Certificates of Good Standing (BC, Ontario)
3. Secretary's Certificate and Resolutions - Unique Fabricating, Inc. ("Parent")
a .Certificate of Good Standing (DE)
4. Secretary's Certificate and Resolutions - Unique-Chardan, Inc. ("Unique Chardan")
a. Certificates of Good Standing (DE, OH)
5. Secretary's Certificate and Resolutions - Unique Molded Foam Technologies, Inc. ("Unique Molded")
a.Certificates of Good Standing (DE, MI)
6. Secretary's Certificate and Resolutions - Unique-Prescotech, Inc. ("Unique Presco")
a.Certificates of Good Standing (DE, AR, IN, KY, TN)
7. Secretary's Certificate and Resolutions - Unique Fabricating Realty, LLC ("Unique Realty")
a.Certificate of Good Standing (MI)
8. Secretary's Certificate and Resolutions - Unique Fabricating South, Inc. ("Unique South")
a.Certificate of Good Standing (MI)
9. Secretary's Certificate and Resolutions - Unique-Intasco USA, Inc. ("Unique Intasco")
a.Certificate of Good Standing (MI)
10.Second Amendment to Credit Agreement
11.$2,080,000 US Term Loan II Note (Citizens)
12.$960,000 US Term Loan II Note (Flagstar)
13.$960,000 US Term Loan II Note (Fifth Third)
14.Guarantor Acknowledgement (Parent, US Borrower, Unique Chardan, Unique Molded, Unique Presco, Unique Realty, Unique South, Unique Intasco)
15.UCC/PPSA Lien Searches (all Loan Parties)
16.Payment of Closing Fees & Agent Expenses
17.Payment of Agent Legal Fees

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EXHIBIT D
ACKNOWLEDGMENT AND CONSENT

Each of the undersigned hereby: (i) acknowledges and consents to the execution, delivery and performance of that certain Second Amendment to Credit Agreement and Loan Documents of even date herewith between Unique Fabricating NA, Inc. and Unique-Intasco Canada, Inc., as "Borrowers", Citizens Bank, National Association in its capacities as a "Lender" and "Agent", Flagstar Bank, FSB, in its capacity as a "Lender", and Fifth Third Bank, in its capacity as a "Lender", executed in connection with the Credit Agreement dated as of April 29, 2016 among Borrowers, Lenders and the Agent (the "Agreement"), and (ii) ratifies and affirms its Guaranty dated as of April 29, 2016 (the "Guaranty") which Guaranty remains in full force and effect with respect to all Indebtedness (as defined in the Agreement) and each of the other Loan Documents previously executed and delivered by it and/or Borrowers.

Executed as of the day of August, 2017.

UNIQUE FABRICATING NA, INC.
UNIQUE FABRICATING, INC.
UNIQUE-CHARDAN, INC.,
UNIQUE MOLDED FOAM TECHNOLOGIES, INC.,
UNIQUE-PRESCOTECH, INC.,
UNIQUE FABRICATING REALTY, LLC
UNIQUE FABRICATING SOUTH, INC.
UNIQUE-INTASCO USA, INC.

By:
Thomas Tekiele, Secretary of each of
the above entities

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EXHIBIT J
FORM OF AMORTIZING LOAN RATE REQUEST
No.___________                 Dated:__________

To:    Citizens Bank, National Association, as Agent

RE:
Credit and Agreement made as of the 29th day of April, 2016 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), by and among the financial institutions from time to time signatory thereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”), Citizens Bank, National Association, as Agent for the Lenders (in such capacity, the “Agent”), Unique Fabricating NA, Inc. ("US Borrower") and Unique-Intasco Canada, Inc. (“CA Borrower”).

Pursuant to the Credit Agreement, the relevant Borrower hereby requests that the Lenders refund or convert, as applicable, an Advance under an Amortizing Loan as follows:
(A)    Date of Refunding or Conversion of Advance:
(B)    Applicable Term Loan:
US Term Loan
CA Term Loan
US Term Loan II

(C)    Type of Activity:
Refunding
Conversion

(D)    Type of Advance (check only one):
Base Rate Advance
Eurodollar-based Advance

(E)    Amount of Advance:
$______________________
(F)    Interest Period (applicable to Eurodollar-based Advances)
________ months (insert 1 or 3)

The relevant Borrower hereby certifies as follows:
1.    There is no Default or Event of Default in existence, and none will exist upon the refunding or conversion of such Advance (both before and immediately after giving effect to such Advance); and

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2.    The representations and warranties of the Credit Parties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects and shall be true and correct in all material respects as of the date of this Request (both before and immediately after giving effect to such Request), other than any representation or warranty that expressly speaks only as of a different date.

Capitalized terms used herein, except as defined to the contrary, have the meanings given them in the Credit Agreement.

________________________________________

By:

Its:

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EXHIBIT K
FORM OF US TERM LOAN II NOTE

$___________________    August ____, 2017

FOR VALUE RECEIVED, Unique Fabricating NA, Inc. (“US Borrower”) promises to pay to the order of [insert name of applicable financial institution] (“Payee”), in care of Agent, at Southfield, Michigan, the principal sum of [insert amount derived from Percentages] Dollars ($_____________), in lawful money of the United States of America payable in quarterly principal installments each in the amount and on the dates set forth in the Credit Agreement (as defined below) until the US Term Loan Maturity Date, when the entire unpaid balance of principal and interest thereon shall be due and payable. Interest shall be payable at the rate (including the default rate) and on the dates provided in the Credit Agreement made as of April 29, 2016 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), by and among the financial institutions from time to time signatory thereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”), Citizens Bank, National Association. as Agent for the Lenders, US Borrower and Unique-Intasco Canada, Inc., a British Columbia corporation ("CA Borrower").
This Note evidences the US Term Loan II made under, is subject to, may be accelerated and may be prepaid in accordance with, the terms of the Credit Agreement, to which reference is hereby made.
This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of Michigan.
Borrower hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note.

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Nothing herein shall limit any right granted Payee by any other instrument or by law.

UNIQUE FABRICATING NA, INC.

By:

Its:

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Schedule 1.2
Percentages and Allocations

Lenders	Revolving Credit and Letter of Credit Percentage	Revolving Credit Allocations	US Term Loan Percentage	US Term Loan Allocations	US Term Loan II Percentage	US Term Loan II Allocations	CA Term Loan Percentage	CA Term Loan Allocations
Citizens Bank, National Association	52%	$15,600,000.00	52%	$8,840,000.00	52%	$2,080,000.00	52%	$7,800,000.00
Flagstar Bank, FSB	24%	$7,200,000.00	24%	$4,080,000.00	24%	$960,000.00	24%	$3,600,000.00
Fifth Third Bank	24%	$7,200,000.00	24%	$4,080,000.00	24%	$960,000.00	24%	$3,600,000.00
TOTALS:	100%	$30,000,000.00	100%	$17,000,000.00	100%	$4,000,000.00	100%	$15,000,000.00

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